                              POWER OF ATTORNEY

     I, Thomas M. McCoy, hereby appoints William Brierly, Sarah K.

Hilty and/or Christine Grawemeyer my true and lawful attorney-in-fact to:

     1.  Execute for me and on my behalf Forms 3, 4, and 5 and any

         Amendments thereto, in accordance with Section 16 of the

         Securities Exchange Act of 1934, as amended, and the

         rules thereunder;

     2.  Do and perform any and all acts for me and on my behalf which may be necessary or desirable to complete and execute any

         such Forms 3, 4, and 5 and any Amendments thereto and timely file such Forms and Amendments with the Securities and

         Exchange Commission; and

     3.  Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-

         in-fact, may be of benefit to, in the best interest of, or legally required by me, it being understood that the

         documents executed by the attorney-in-fact on my behalf

         pursuant to this Power of Attorney shall be in such form

         and shall contain such terms and conditions as the

         attorney-in-fact may approve in his discretion.

     I hereby grant to the attorney-in-fact full power and

authority to do and perform any and every act and thing

whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted,

as fully to all intents and purposes as I might or could do

if personally present, with full power of substitution or

revocation, hereby ratifying and confirming all that

the attorney-in-fact, or the attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

I hereby acknowledge that the foregoing attorney-in-fact, in serving in such capacity at my request, is not assuming any

of my responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934, as amended.

     This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4, and 5 and any

Amendments thereto, unless I earlier revoke this Power of

Attorney in a signed writing delivered to the attorney-in-fact.

     IN WITNESS WHEREOF, I hereby cause this Power of Attorney to be executed as of this 27th day of August 2014.

/s/Thomas M. McCoy

___________________________________

Thomas M. McCoy